UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2026
_______________________
Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
210 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 457-2700
(Former name or former address, if changed since last report.)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 18, 2026, Allogene Therapeutics, Inc. (the "Company") held its 2026 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders of the Company voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2026 (the "Proxy Statement"). As of April 20, 2026, the record date for the Annual Meeting, 345,024,351 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Deborah Messemer	202,325,767	26,099,641	54,299,010
Vicki Sato, Ph.D.	202,326,299	26,099,109	54,299,010
Owen Witte, M.D.	189,310,484	39,114,924	54,299,010

Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
213,098,167	11,951,256	3,375,985	54,299,010

Proposal 3. Approval, on an Advisory Basis, Say-On-Pay Vote Frequency

The Company’s stockholders approved, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers. The final voting results are as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
224,054,368	228,313	757,992	3,384,735	54,299,010

In light of and consistent with the votes cast with respect to such proposal, the Board of Directors of the Company (the “Board”) has determined to hold future say-on-pay votes every year until the next required non-binding advisory vote on the frequency of future say-on-pay votes, which will be held no later than the 2032 Annual Meeting of Stockholders.

Proposal 4. Amendment to Amended and Restated Certificate of Incorporation To Increase the Number of Authorized Shares

The Company’s stockholders approved an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 400,000,000 shares to 800,000,000. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
221,767,995	6,535,254	122,159	54,299,010

The Amendment was filed with the Secretary of State of the State of Delaware on June 18, 2026 and effective as of such date. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Proposal 5. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
282,022,884	503,156	198,378	0

Item 8.01    Other Events.

On June 22, 2026, the Company filed a prospectus supplement (the "Prospectus Supplement") with the Securities and Exchange Commission relating to sales of shares of its common stock having an aggregate offering price of up to $135.0 million to be sold pursuant to a certain Sales Agreement, dated November 5, 2019, as amended on November 2, 2022 and November 2, 2023 (as amended, the "Sales Agreement"), by and between the Company and TD Securities (U.S.A.) LLC (f/k/a Cowen and Company, LLC).

A copy of the legal opinion as to the legality of the shares issuable under the Sales Agreement and covered by the Prospectus Supplement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, effective June 18, 2026.
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
104	The cover page of this report has been formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer
Dated: June 22, 2026